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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-33149 on Form S-8 of On Command Corporation (a majority-owned subsidiary of Ascent Entertainment Group, Inc.) of our report dated March 3, 2000 appearing in this Annual Report on Form 10-K of On Command Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

San Jose, California
March 22, 2002

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EXHIBIT 23.2 CONSENT OF INDEPENDENT AUDITORS